                                                                    Exhibit 10.8




                          SECURITIES PURCHASE AGREEMENT

                                     BETWEEN

                         THE J.H. HEAFNER COMPANY, INC.

                                       AND

                       THE KELLY-SPRINGFIELD TIRE COMPANY

               A DIVISION OF THE GOODYEAR TIRE AND RUBBER COMPANY



Dated:  May 7, 1997

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----

Introduction......................................................................................    1

                                    ARTICLE I

Purchase and Sale.................................................................................    1

SECTION 1.1.  Purchase and Sale of Kelly Preferred Stock..........................................    1
SECTION 1.2  Closing..............................................................................    2

                                   ARTICLE II

Representations and Warranties of the Company.....................................................    2

SECTION 2.1.  Organization and Standing...........................................................    2
SECTION 2.2.  Authority; Binding Agreements.......................................................    2
SECTION 2.3.  Conflicts; Consents.................................................................    2
SECTION 2.4.  Capitalization......................................................................    3
SECTION 2.5.  Financial Condition; No Undisclosed Liabilities.....................................    3

                                   ARTICLE III

Representations and Warranties of the Purchaser...................................................    4

SECTION 3.1.  Organization and Standing...........................................................    4
SECTION 3.2.  Authority; Binding Agreements.......................................................    4
SECTION 3.3.  Conflicts; Consents.................................................................    4
SECTION 3.4.  Purchase for Own Account............................................................    4
SECTION 3.5.  Investment Company..................................................................    5
SECTION 3.6.  Broker's, Finder's or Similar Fees..................................................    5
SECTION 3.7.  Nature of Purchaser.................................................................    5

                                   ARTICLE IV

Covenants of the Company..........................................................................    5

SECTION 4.1.  Winston Tires.......................................................................    5
SECTION 4.2.  Change of Control Notice............................................................    6
SECTION 4.3.  Issue Taxes.........................................................................    6
SECTION 4.4.  Financial Statements................................................................    6
SECTION 4.5.  Notices.............................................................................    6

                                                                                                    Page
                                                                                                    ----


                                    ARTICLE V

Covenants of the Purchaser........................................................................    7

SECTION 5.1.  Confidentiality.....................................................................    7
SECTION 5.2.  Stock Transfer Restrictions.........................................................    7

                                   ARTICLE VI

Conditions to the Obligation of the Purchaser.....................................................    8

SECTION 6.1.  Representations and Warranties......................................................    8
SECTION 6.2.  Compliance with this Agreement......................................................    9
SECTION 6.3.  Officer's Certificate...............................................................    9
SECTION 6.4.  Secretary's Certificate.............................................................    9
SECTION 6.5.  Filing of Amended and Restated Articles.............................................    9
SECTION 6.6.  Opinions of Counsel.................................................................    9
SECTION 6.7.  Pro Forma Balance Sheet.............................................................    9
SECTION 6.8.  No Litigation.......................................................................    9
SECTION 6.9.  Stock Purchase Agreement............................................................    9
SECTION 6.10.  Financing..........................................................................   10
SECTION 6.11.  Tire Supply Agreement..............................................................   10
SECTION 6.12.  Documents..........................................................................   10

                                   ARTICLE VII

Conditions to the Obligation of the Company.......................................................   10

SECTION 7.1.  Representations and Warranties......................................................   10
SECTION 7.2.  Compliance with this Agreement......................................................   10
SECTION 7.3.  Purchaser's Certificate.............................................................   10
SECTION 7.4.  Stock Purchase Agreement............................................................   10
SECTION 7.5.  Financing...........................................................................   10
SECTION 7.6.  Tire Supply Agreement...............................................................   10

                                  ARTICLE VIII

Miscellaneous.....................................................................................   11

SECTION 8.1.  Survival of Provisions..............................................................   11
SECTION 8.2.  Notices.............................................................................   11
SECTION 8.3.  Successors and Assigns..............................................................   12
SECTION 8.4.  Amendment and Waiver................................................................   12
SECTION 8.5.  Counterparts........................................................................   12
SECTION 8.6.  Headings............................................................................   12


                                                                                                    Page
                                                                                                    ----

SECTION 8.7.  GOVERNING LAW.......................................................................   12
SECTION 8.8.  JURISDICTION........................................................................   12
SECTION 8.9.  Severability........................................................................   13
SECTION 8.10.  Entire Agreement...................................................................   13
SECTION 8.11.  Publicity..........................................................................   13
SECTION 8.12.  Expenses...........................................................................   13
SECTION 8.13.  Certain Definitions and Rules of Interpretation....................................   13
SECTION 8.14.  Legends............................................................................   14



                                    SCHEDULES

Schedule 2.4.     Capitalization
Schedule 2.5.     Liabilities


                                    EXHIBITS

Exhibit A         Tire Supply Agreement
Exhibit B         Amended and Restated Articles
Exhibit C         Opinion of Company Counsel

                  SECURITIES PURCHASE AGREEMENT, dated as of May 7, 1997, between THE J. H. HEAFNER COMPANY, INC., a North Carolina corporation (the "Company"), and THE KELLY-SPRINGFIELD TIRE COMPANY (the "Purchaser"), a division of The Goodyear Tire and Rubber Company, an Ohio corporation ("Goodyear").

                                  Introduction

                  In order to provide equity financing for the proposed acquisition (the "Acquisition") by the Company of all of the outstanding shares of capital stock of Oliver & Winston, Inc., a California corporation ("Winston"), pursuant to the Stock Purchase Agreement, dated as of April 9, 1997, between the Company and the shareholders of Winston (the "Stock Purchase Agreement"), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 7,000 shares of the Company's Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and (ii) 4,500 shares of the Company's Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Kelly Preferred Stock"), upon the terms and subject to the conditions set forth in this Agreement.

                  In connection with the issuance, sale and purchase of the shares of Kelly Preferred Stock, the Company and the Purchaser are entering into a Purchase Agreement, substantially in the form of Exhibit A to this Agreement (the "Tire Supply Agreement"), pursuant to which the Purchaser will supply to the Company, and the Company will purchase from the Purchaser, tires manufactured by the Purchaser.

                  The parties agree as follows:

                                    ARTICLE I

                                Purchase and Sale

                  SECTION 1.1. Purchase and Sale of Kelly Preferred Stock. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall acquire from the Company, at the Closing (as defined below in Section 1.2), 7,000 shares (the "Series A Preferred Shares") of Series A Preferred Stock and 4,500 shares (the "Series B Preferred Shares" and, together with the Series A Preferred Shares, the "Kelly Preferred Shares") of Series B Preferred Stock, for an aggregate purchase price of $11,500,000.00 (the "Purchase Price"), in cash, by wire transfer of immediately available funds to an account designated in a notice delivered to the Purchaser not later than two business days prior to the Closing Date (as defined below in Section 1.2). The Series A Preferred Shares and the Series B Preferred Shares shall have the respective rights and preferences set forth in the Company's Amended and Restated Articles of Incorporation, a copy of which is attached to this Agreement as Exhibit B (as may be amended from time to time, the "Amended and Restated Articles"). If, subsequent to the date of this Agreement, any shares or other securities are issued with respect to, or in exchange for, any of the Kelly Preferred Shares by reason of any reincorporation, stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company or otherwise, such shares or securities shall be deemed to be Kelly Preferred Shares for all purposes of this Agreement.

                  SECTION 1.2. Closing. The issuance, sale and purchase of the Kelly Preferred Shares shall take place at the closing (the "Closing") to be held at the offices of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019 or such other place or places as the Company and the Purchaser shall agree, at 10:00 a.m., New York City time, on May 7, 1997 or on such other date and at such other time as the Purchaser and the Company may mutually agree (such date, the "Closing Date"). At the Closing, subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell the Series A Preferred Shares and the Series B Preferred Shares to the Purchaser by delivering to the Purchaser duly executed certificates representing the Series A Preferred Shares and the Series B Preferred Shares registered in the name of the Purchaser, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of all security interests, liens, pledges, charges, escrows, options, rights of first refusal, mortgages, indentures, security agreements or other claims, encumbrances, agreements, arrangements or commitments of any kind or character, whether written or oral and whether or not relating in any way to credit or the borrowing of money ("Claims"), and the Purchaser shall purchase the Series A Preferred Shares and the Series B Preferred Shares for the Purchase Price.

                                   ARTICLE II

                  Representations and Warranties of the Company

                  The Company represents and warrants to the Purchaser as follows:

                  SECTION 2.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

                  SECTION 2.2. Authority; Binding Agreements. The Company has all requisite corporate power and authority to enter into this Agreement and the Tire Supply Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Tire Supply Agreement by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Tire Supply Agreement, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  SECTION 2.3. Conflicts; Consents. The execution and delivery by the Company of this Agreement and the Tire Supply Agreement and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof does not and will not (i) conflict with or result in a breach of the articles of incorporation, by-laws or other constitutive documents of the Company, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of the Company's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been, or before the Closing will be, obtained, (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Company or any of the Company's properties or assets or (iv) result in the creation or imposition of any Claim upon any of the Company's properties or assets. No consent or approval by, or notification of or filing with, any person is required in connection with the execution, delivery and performance by the Company of this Agreement and the Tire Supply Agreement and the consummation of the transactions contemplated hereby and thereby.

                  SECTION 2.4. Capitalization. As of the Closing Date, after giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company will consist of 10,000,000 shares of common stock, par value $.01 per share ("Common Stock"), 7,000 shares of Series A Preferred Stock and 4,500 shares of Series B Preferred Stock, and as of the Closing Date, all of such securities will be issued and outstanding except for 6,534,000 shares of Common Stock authorized but not issued. All issued and outstanding shares of Common Stock have been duly authorized and are fully paid and non-assessable. The Kelly Preferred Shares are duly authorized and, when issued upon payment of the Purchase Price, will be fully paid and non-assessable. Except as set forth on Schedule 2.4, there are no shares of capital stock of the Company reserved for issuance. Except as set forth on Schedule 2.4, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company, nor is the Company obligated in any manner to issue shares of its capital stock or other securities. Schedule 2.4 sets forth a list of all of the stockholders of the Company as of the Closing Date.

                  SECTION 2.5. Financial Condition; No Undisclosed Liabilities. The Company has delivered to the Purchaser true and correct copies of audited financial statements of the Company for the fiscal year ended December 31, 1996 (the "Company Financials") and audited financial statements of Winston for the fiscal year ended September 30, 1996 (the "Winston Financials"). The Company Financials and the Winston Financials have been prepared in accordance with generally accepted accounting principles ("GAAP") applied consistently throughout the periods covered thereby, and present fairly in all material respects the financial condition of the Company and Winston, respectively, as of the dates thereof, and the results of operations of the Company and Winston, respectively, for the period then ended. Except as set forth on Schedule 2.5, the Company and Winston, after giving effect to the Acquisition, the financing of the acquisition and related transactions, will not have any material direct or indirect indebtedness, liability or obligation, whether known or unknown, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement (collectively, "Liabilities"), other than (i) Liabilities fully and adequately reflected on the Company Financials or the Winston Financials, (ii) those incurred since the date of the Company Financials and the Winston Financials in the ordinary course of business and (iii) Liabilities incurred pursuant to the Debt Documents (as defined in the Amended and Restated Articles).

                                   ARTICLE III

                 Representations and Warranties of the Purchaser

                  The Purchaser represents and warrants to the Company as follows:

                  SECTION 3.1. Organization and Standing. The Purchaser is an unincorporated division of Goodyear. Goodyear is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

                  SECTION 3.2. Authority; Binding Agreements. The Purchaser has all requisite power and authority to enter into this Agreement and the Tire Supply Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Tire Supply Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and Goodyear. This Agreement has been duly executed and delivered by the Purchaser as an unincorporated division of Goodyear, and constitutes the valid and binding obligation of the Purchaser and Goodyear, enforceable against the Purchaser and Goodyear in accordance with its terms. The Tire Supply Agreement, when executed and delivered by the Purchaser, will constitute the valid and binding obligation of the Purchaser and Goodyear, enforceable against the Purchaser and Goodyear in accordance with its respective terms.

                  SECTION 3.3. Conflicts; Consents. The execution and delivery by the Purchaser of this Agreement and the Tire Supply Agreement, the consummation of the transactions contemplated hereby and thereby and compliance by the Purchaser with any of the provisions hereof and thereof does not and will not (i) conflict with or result in a breach of the articles of incorporation, by-laws or other constitutive documents of the Purchaser or Goodyear, (ii) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, or any license, franchise, permit, agreement or other instrument or obligation to which the Purchaser or Goodyear is a party, or by which the Purchaser or Goodyear or any of the Purchaser's or Goodyear's properties or assets may be bound or affected, except for such conflicts, breaches or defaults as to which requisite waivers or consents have been, or before the Closing will be, obtained, (iii) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Purchaser or Goodyear or any of the Purchaser's or Goodyear's properties or assets or (iv) result in the creation or imposition of any Claim upon any of the Purchaser's or Goodyear's properties or assets. No consent or approval by, or notification of or filing with, any person is required in connection with the execution, delivery and performance by the Purchaser of this Agreement and the Tire Supply Agreement and the consummation of the transactions contemplated hereby and thereby.

                  SECTION 3.4. Purchase for Own Account. The Kelly Preferred Shares to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and the Purchaser has no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any number of the Kelly Preferred Shares under an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act"), or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control. If the Purchaser should in the future decide to dispose of any of the Kelly Preferred Shares, the Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If the Purchaser should decide to dispose of such securities, the Purchaser, if requested by the Company, will have the obligation in connection with such disposition, at the Purchaser's expense, of delivering an opinion of counsel of recognized standing in securities law, in connection with such disposition to the effect that the proposed disposition of such securities would not be in violation of the Securities Act or any applicable state securities laws and, assuming such opinion is required and is otherwise appropriate in form and substance under the circumstances, the Company will accept, and will recommend to any applicable transfer agent or trustee for such securities that it accept, such opinion. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Kelly Preferred Shares to the effect set forth in Section 8.14.

                  SECTION 3.5. Investment Company. Neither the Purchaser nor any person controlling the Purchaser is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 3.6. Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the offer or sale of the Kelly Preferred Shares contemplated hereby based on any agreement, arrangement or understanding with the Purchaser or any action taken by the Purchaser.

                  SECTION 3.7. Nature of Purchaser. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                                   ARTICLE IV

                            Covenants of the Company

                  SECTION 4.1. Winston Tires. (a) If as of December 31, 1997 (i) the Company and its subsidiaries are not ordering all of their respective requirements of "Winston" brand tires (the "Winston Brand Products") from the Purchaser, and (ii) the Purchaser is otherwise ready, willing and able to supply the Company and its subsidiaries with such Winston Brand Products in accordance with the terms set forth in the Tire Supply Agreement, then, beginning thereafter and continuing until such time as the earlier of (1) the Company and its subsidiaries are ordering all of such Winston Brand Products from the Purchaser and (2) the Kelly Preferred Shares have been redeemed in full, the Company shall (a) commence the sale of "Winston" brand tires manufactured by the Purchaser in the Eastern Region of the United States where the Company currently operates its wholesale distribution business, (b) cause Winston to convert Winston's "Delta" brand tire business to a "house" brand that is manufactured and sold by the Purchaser in an amount equal to at least 100,000 units or two-thirds of Winston's "Delta" tire business, whichever is greater, (c) order from the Purchaser the maximum number of "Winston" brand tires, if any, that the Company and its affiliates can order from the Purchaser without violating any of the Company's or its subsidiaries' existing supply contracts, (d) purchase from the Purchaser an additional 250,000 units per year of premium tires (the makeup of which to be agreed upon by the Company and the Purchaser) and (e) meet with the Purchaser to discuss such other additional business opportunities as may be available.

                  (b) If, in any year that Kelly Preferred Shares are outstanding, (i) the Purchaser is unable or unwilling to sell to the Company and its subsidiaries, in accordance with the Tire Supply Agreement, such number of tires that the Company and its subsidiaries would have otherwise purchased from the Purchaser and (ii) as a result of such circumstances, (1) the Company is required to pay a greater amount of Series A Additional Dividends or Series B Dividends (each as defined in the Amended and Restated Articles) than it would otherwise have paid or (2) the Tire Purchase Credit (as defined in the Amended and Restated Articles) is less than it otherwise would have been, the Company and the Purchaser agree to negotiate in good faith an appropriate equitable adjustment, if any, of the amount of such dividends or credit, as the case may be.

                  SECTION 4.2. Change of Control Notice. So long as the Purchaser holds all of the outstanding Kelly Preferred Shares, at least 15 days prior to the occurrence of any Change of Control (as defined in the Amended and Restated Articles), the Company shall notify the Purchaser of such pending Change of Control.

                  SECTION 4.3. Issue Taxes. The Company shall pay, or cause to be paid, all documentary and similar taxes levied under the laws of any applicable jurisdiction in connection with the issuance of the Kelly Preferred Shares and any modification of the Kelly Preferred Shares and will hold the Purchaser harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

                  SECTION 4.4. Financial Statements. So long as the Purchaser holds all of the outstanding Kelly Preferred Shares, the Company shall deliver to the Purchaser:

                  (a) as soon as available, but not later than 120 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, accompanied by the opinion of Arthur Andersen LLP (or any successor thereto) or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent, except as otherwise stated therein, with prior years;

                  (b) as soon as available and, in any event, within 45 days of each of the first three fiscal quarters of each year (including, however, for the fiscal quarter ended December 31, 1997, if statements were not provided for the fiscal quarter ended September 30, 1997) the unaudited consolidated balance sheet of the Company and its subsidiaries, and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company; and

                  (c) if and when the Company becomes subject to the Securities Act or the Securities Exchange Act of 1934, promptly after the same are filed, copies of all reports, statements and other documents filed with the Commission, at which point Section 4.4(a) and (b) shall expire and no longer be binding upon the Company.

                  SECTION 4.5. Notices. So long as the Purchaser holds all of the outstanding Kelly Preferred Shares, upon actual knowledge of the Chief Executive Officer, the President or the Chief Financial Officer of the Company of the events described in this Section 4.5, the Company shall give prompt written notice (but in any event within 15 days) to the Purchaser of the occurrence of any material default or event of default under any of the Debt Documents specifying the nature of such default or event of default, the period of existence thereof and the action that the Company had taken or proposes to take with respect thereto.

                                    ARTICLE V

                           Covenants of the Purchaser

                  SECTION 5.1. Confidentiality. The Purchaser shall not disclose any Confidential Information (as defined below) to anyone, other than those of its employees, agents or consultants (i) who need to know the Confidential Information in order to assist the Purchaser in evaluating whether to purchase the Kelly Preferred Shares or in connection with the Purchaser's performance under the Tire Supply Agreement and (ii) who agreed not to disclose the Confidential Information to anyone and not to make use of the Confidential Information for any purpose other than as described in clause (i) above, except to the extent such information has become publicly available or the disclosure is required by law or judicial decree. The Purchaser shall not make use of the Confidential Information for any purpose other than to evaluate and monitor its holdings of the Kelly Preferred Shares and in connection with its performance under the Tire Supply Agreement. "Confidential Information" means, as the following items relate to the Company and its businesses or proposed businesses, trade secrets, research and development activities, books and records, actual or projected financial condition and results of operations, nature and location of businesses, customer lists, vendor lists, pricing information, private processes, agreements, data, licenses, permits, approvals, offering memoranda, business plans and any other confidential or proprietary technical or business information.

                  SECTION 5.2. Stock Transfer Restrictions. The Purchaser shall not sell, pledge or otherwise transfer (each a "Transfer") any Kelly Preferred Shares except in accordance with the following procedures:

                  (a) Except as otherwise set forth in subsection (c) below, in the event the Purchaser desires to Transfer the Kelly Preferred Shares, the following procedures apply:

                  (i) The Purchaser shall deliver to the Company a written notice, which shall be irrevocable for a period of 45 days after delivery, offering all of the Kelly Preferred Shares owned by the Purchaser at the purchase price and on the terms specified in the written notice. The Company shall have the first right and option, for a period of 30 days after delivery of such written notice, to purchase the Kelly Preferred Shares so offered at the purchase price and on the terms specified in the notice. Such acceptance shall be made by delivering a written notice to the Purchaser within such 30-day period.

                  (ii) If the Company does not elect to purchase in the aggregate all of the offered Kelly Preferred Shares, then the Purchaser may sell all (but not less than all) of the Kelly Preferred Shares then held by the Purchaser to one purchaser at a price per share not less than the price, and on terms not more favorable to the purchaser than the terms, stated in the original written notice of intention to sell, at any time within 30 days after the expiration of the period in which the Company could elect to purchase any Kelly Preferred Shares. In the event all such Kelly Preferred Shares are not sold by the Purchaser in such manner during such 30-day period, the right of the Purchaser to sell such Kelly Preferred Shares shall expire and the obligations of this Section 5.2(a) shall be reinstated.

                  (b) Any proposed Transfer of Kelly Preferred Shares by a holder of the Kelly Preferred Shares (including the Purchaser) shall be void unless (i) the Purchaser complies with the provisions of Section 3.4 and this
Section 5.2, (ii) any purchaser of the Kelly Preferred Shares (other than the Company) shall agree in writing to be bound by and comply with the provisions of this Agreement (including Section 3.4 and this Section 5.2), and (iii) the Company's Board of Directors has concluded that any purchaser of the Kelly Preferred Shares pursuant to this Section 5.2 is not a competitor of the Company or the Purchaser and that such purchaser's holding of the Kelly Preferred Shares would not have an adverse effect on the Company. Notwithstanding anything to the contrary set forth herein, so long as the Tire Supply Agreement (or any successor agreement or arrangement) has not been terminated by the Company, the Purchaser shall not Transfer any Kelly Preferred Shares (other than to the Company or, pursuant to subsection (c) below, to a wholly-owned subsidiary or another division of Goodyear).

                  (c) Subject only to compliance with Section 5.2(b)(ii), the Purchaser may, in its sole discretion any time after the date of this Agreement, Transfer all (but not less than all) of the Kelly Preferred Shares to a wholly-owned subsidiary or another division of Goodyear.

                                   ARTICLE VI

                  Conditions to the Obligation of the Purchaser

                  The obligation of the Purchaser to purchase the Kelly Preferred Shares, to pay the Purchase Price at the Closing, and to perform any of its obligations hereunder shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

                  SECTION 6.1. Representations and Warranties. The representations and warranties of the Company contained in Article II of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

                  SECTION 6.2. Compliance with this Agreement. The Company shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

                  SECTION 6.3. Officer's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions set forth in Sections 6.1 and 6.2 hereof have been satisfied on and as of such date.

                  SECTION 6.4. Secretary's Certificate. The Purchaser shall have received a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, attaching a good standing certificate from the Secretary of State of the State of North Carolina with respect to the Company and certifying the truth and correctness of attached copies of the Amended and Restated Articles and By-laws of the Company and resolutions of the Board of Directors of the Company approving this Agreement and the Tire Supply Agreement and the transactions contemplated hereby and thereby.

                  SECTION 6.5. Filing of Amended and Restated Articles. The Amended and Restated Articles in the form attached to this Agreement as Exhibit B shall have been duly filed by the Company with the Secretary of State of the State of North Carolina.

                  SECTION 6.6. Opinion of Counsel. The Purchaser shall have received the opinion of counsel to the Company, dated the Closing Date, in substantially the form of Exhibit C to this Agreement.

                  SECTION 6.7. Pro Forma Balance Sheet. The Purchaser shall have received from the Company a pro forma opening consolidated balance sheet of the Company and Winston, as of a date on or about the Closing Date, giving effect to the Acquisition and the related financings and transactions (including the borrowing under the senior credit facility and the issuance of the subordinated debt and the Kelly Preferred Shares).

                  SECTION 6.8. No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any governmental authority against the Company or Winston which could, in the reasonable judgment of the management of the Company, (a) after giving effect to the transactions contemplated hereby, have a material adverse effect on the assets, business, properties or financial or other condition of the Company and Winston, taken as a whole, or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement, the Kelly Preferred Shares or the Tire Supply Agreement.

                  SECTION 6.9. Stock Purchase Agreement. The closing of the transactions contemplated by the Stock Purchase Agreement shall simultaneously occur with the Closing and all of the conditions precedent set forth in the Stock Purchase Agreement shall have been satisfied or waived.

                  SECTION 6.10. Financing. The Company shall have obtained, or is simultaneously obtaining, senior financing in an amount not exceeding $65,000,000 and subordinated debt financing in an amount not exceeding $16,000,000 in connection with the Acquisition, in each case, on terms reasonably satisfactory to the Company.

                  SECTION 6.11. Tire Supply Agreement. The Company shall have duly executed and delivered to the Purchaser the Tire Supply Agreement.

                  SECTION 6.12. Documents. The Purchaser shall have received copies of such documents as it reasonably may request in connection with the sale of the Kelly Preferred Shares and the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Purchaser.

                                   ARTICLE VII

                   Conditions to the Obligation of the Company

                  The obligations of the Company to issue and sell the Kelly Preferred Shares and to perform any of its other obligations under this Agreement shall be subject to the satisfaction or waiver of the following conditions on or before the Closing Date:

                  SECTION 7.1. Representations and Warranties. The representations and warranties of the Purchaser contained in Article III of this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such date.

                  SECTION 7.2. Compliance with this Agreement. The Purchaser shall have performed and complied with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

                  SECTION 7.3. Purchaser's Certificate. The Company shall have received a certificate, dated the Closing Date and signed by the Purchaser, certifying that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied on and as of such date.

                  SECTION 7.4. Stock Purchase Agreement. The closing of the transactions contemplated by the Stock Purchase Agreement shall simultaneously occur with the Closing hereof.

                  SECTION 7.5. Financing. The Company shall have obtained, or is simultaneously obtaining, senior financing in an amount not exceeding $65,000,000 and subordinated debt financing in an amount not exceeding $16,000,000 in connection with the Acquisition.

                  SECTION 7.6. Tire Supply Agreement. The Purchaser shall have duly executed and delivered to the Company the Tire Supply Agreement.

                                  ARTICLE VIII

                                  Miscellaneous

                  SECTION 8.1. Survival of Provisions. All of the representations, warranties and covenants made in this Agreement and each of the provisions of this Agreement shall survive the Closing.

                  SECTION 8.2. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 8.2:

                          (a) if to the Purchaser:

                              The Kelly-Springfield Tire Company
                              A Division of The Goodyear Tire and Rubber Company 12501 Willow Brook Road, S.E.
                              Cumberland, Maryland  21502-2599
                              Attention:  Dane E. Taylor
                                          Secretary/Attorney

                              Telecopier No.:  (301) 777-6493

                          (b) if to the Company:

                              The J.H. Heafner Company, Inc.
                              814 East Main Street
                              P.O. Box 837
                              Lincolnton, North Carolina  28093-0837
                              Attention:  President

                              Telecopier No.:  (704) 732-6480

                          with a copy to:

                              Howard, Darby & Levin
                              1330 Avenue of the Americas
                              New York, New York 10019
                              Attention:  Scott F. Smith, Esq.

                              Telecopier No.:  (212) 841-1010

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after delivery to a courier, if delivered by commercial overnight courier service; five business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

                  SECTION 8.3. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly set forth in this Agreement, this Agreement and the rights and obligations under this Agreement shall not be assignable or transferable by any party without the prior written consent of the other party.

                  SECTION 8.4. Amendment and Waiver. No failure or delay on the part of the Company or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of or consent to any departure by the Company or the Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Purchaser.

                  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchaser from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or the Purchaser in any case shall entitle the Company or the Purchaser to any other or further notice or demand in similar or other circumstances.

                  SECTION 8.5. Counterparts. This Agreement may be executed in any number of counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 8.6. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  SECTION 8.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 8.8. JURISDICTION. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS WHICH ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH SUCH

PARTY AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED THERETO EXCEPT IN SUCH COURT. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

                  SECTION 8.9. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  SECTION 8.10. Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Series A Preferred Shares, the Series B Preferred Shares and the Tire Supply Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, the Series A Preferred Shares, the Series B Preferred Shares and the Tire Supply Agreement supersede all prior agreements and understandings among the parties with respect to such subject matter.

                  SECTION 8.11. Publicity. Except as may be required by applicable law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  SECTION 8.12. Expenses. Each party to this Agreement shall each bear its own costs incurred in connection with the negotiation, execution and delivery and enforcement of this Agreement, including the fees and expenses of its lawyers, financial advisors and accountants.

                  SECTION 8.13. Certain Definitions and Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "any" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference to a person includes its permitted successors and assigns; (vi) a reference to GAAP or generally accepted accounting principles refers to United States generally accepted accounting principles; and (vii) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement. For purposes of this Agreement, a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity (governmental or private).

                  SECTION 8.14. Legends. The Purchaser agrees to the imprinting, so long as required by the terms of this Agreement, of a legend on certificates representing all of the Kelly Preferred Shares, as applicable, owned by it to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS AND NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SECURITIES PURCHASE AGREEMENT ON FILE AT THE OFFICE OF THE COMPANY."

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                              THE J. H. HEAFNER COMPANY, INC.



                              By: /s/  WILLIAM H. GAITHER
                                  --------------------------------------------
                                  Name:
                                  Title:


                              THE KELLY-SPRINGFIELD TIRE COMPANY, a
                              division of The Goodyear Tire and Rubber Company



                              By: /s/  LEE R. FEIDLER
                                  --------------------------------------------
                                  Name:
                                  Title: